WYRICK ROBBINS YATES & PONTON LLP
                                ATTORNEYS AT LAW

                                   THE SUMMIT
                        4101 LAKE BOONE TRAIL, SUITE 300
                       RALEIGH, NORTH CAROLINA 27607-7506
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                                 MAILING ADDRESS
                            POST OFFICE DRAWER 17803
                          RALEIGH, NORTH CAROLINA 27619
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                                   TELECOPIER
                                 (919) 781-4865
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                                    TELEPHONE
                                 (919) 781-4000
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                                     WEBSITE
                                 www.wyrick.com


                                 March 26, 1999


VIA U.S. MAIL
First Investors Management Company
95 Wall Street
New York, New York 10005-4297

      RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

            We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Tax Free Fund and the related Prospectus and Statement of Additional Information.


                                    Very truly yours,

                                    /s/ Wyrick Robbins Yates & Ponton LLP

                                    WYRICK ROBBINS YATES & PONTON LLP